                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                       FIDELITY NATIONAL TITLE GROUP, INC.

            Fidelity National Title Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

            First: The name of the Corporation is "Fidelity National Title Group, Inc." The Corporation was originally incorporated under the name "Fidelity National Title Group, Inc." The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 24, 2005.

            Second: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            Third: This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation's original Certificate of Incorporation.

            Fourth: The text of this Amended and Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

            The name of the corporation (the "Corporation") is "Fidelity National Title Group, Inc."

                                   ARTICLE II

                                REGISTERED AGENT

            The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at that address is "The Corporation Trust Company."

                                  ARTICLE III

                                     PURPOSE

            The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

                                  CAPITAL STOCK

            Section 4.1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 650,000,000, consisting of 300,000,000 shares of Class A Common Stock, par value $0.0001 per share ("Class A Common Stock"), 300,000,000 shares of Class B Common Stock, par value $0.0001 per share ("Class B Common Stock") and 50,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock"). Except as otherwise expressly provided herein, all shares of Class A Common Stock and Class B

Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

            Section 4.2. Except as otherwise required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall be entitled to notice of any meeting of the stockholders of the Corporation in accordance with the Bylaws and shall vote together as a single class as follows:

            1. Each share of Class A Common Stock shall entitle the holder thereof to one vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation on which the holders of the Class A Common Stock are entitled to vote.

            2. Each share of Class B Common Stock shall entitle the holder thereof to ten votes in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation on which the holders of the Class B Common Stock are entitled to vote.

            Section 4.3. Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock, at a one-to-one conversion ratio, as follows:

            1. The holder of any share of Class B Common Stock may elect at any time, and at such holder's sole option, to convert such share into one fully paid and nonassessable share of Class A Common Stock.

            2. If at any time, Fidelity National Financial, Inc. ("FNF") and its Affiliates collectively own less than forty percent (40%) of the total number of issued and outstanding shares of common stock of the Corporation (after giving effect to the conversion into Class A Common Stock of all shares of Class B Common Stock and any securities of the Corporation convertible into or exchangeable for shares of Class A Common Stock), each issued and outstanding share of Class B Common Stock shall be automatically converted into one fully paid and nonassessable share of Class A Common Stock.

            3. Upon the issuance by the Corporation or transfer by any Person of any share of Class B Common Stock to a Person that, at the time of such issuance or transfer, is neither FNF nor an Affiliate of FNF, such share shall be automatically converted into one fully paid and nonassessable share of Class A Common Stock.

            4. Notwithstanding anything to the contrary in this Certificate of Incorporation, any transfer of any share of Class B Common Stock that is effected as a part of a distribution by FNF of shares of Class B Common Stock to its stockholders under Section 355(a) of the Internal Revenue Code of 1986, as amended, and any subsequent transfer of such shares, shall not cause an automatic conversion of such shares into Class A Common Stock under this Section 4.3.

            As used in this Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation"), the following terms shall have the following meanings:

            "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, FNF. As used in this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Person" means and includes any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof.

            Further, as used in this Certificate of Incorporation, the term "transfer" shall not include a bona fide pledge of shares of Class B Common Stock; provided, however, that any execution, levy, exercise of rights or other enforcement by the pledgee pursuant to such pledge shall be considered a transfer.

            The Corporation shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock as would be issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Class A Common Stock may be listed.

            Section 4.4. If dividends are declared on the Class A Common Stock and Class B Common Stock that are payable in additional shares of common stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of common stock, then the Board of Directors may, but need not, make such dividends on the Class A Common Stock payable in additional shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock and make such dividends on the Class B Common Stock payable in additional shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock.

            Section 4.5. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation and title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix the designation and title for each such class or series of Preferred Stock, to fix the voting powers, whether full or limited, or no voting powers, and such powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and to fix the number of shares constituting such class or series (but not below the number of shares thereof then outstanding), in each case as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.

                                   ARTICLE V

                                    DIRECTORS

            Section 5.1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, consisting of not less than one nor more that fourteen members with the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2006 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2007 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2008 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2008, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

            Section 5.2. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

            Section 5.3. Notwithstanding any of the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.5 of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

                                   ARTICLE VI

                             CORPORATE OPPORTUNITIES

            Section 6.1. In anticipation of the possibility (a) that the Corporation will not be a wholly owned subsidiary of Fidelity (as defined below) and Fidelity may be a majority or significant stockholder of the Corporation,
(b) that the officers and/or directors of the Corporation may also serve as officers and/or directors of Fidelity and (c) that the Corporation and Fidelity may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Fidelity, the provisions of this Article VI are set forth to regulate, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they relate to Fidelity and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

            Section 6.2. Except as may be otherwise provided in a written agreement between the Corporation and Fidelity, Fidelity shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither Fidelity nor any officer or director thereof (except in the event of any violation of Section 6.3 hereof, to the extent such violation would create liability under applicable law) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Fidelity. In the event that Fidelity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Fidelity and the Corporation, Fidelity shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Fidelity pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

            Section 6.3. In the event that a director or officer of the Corporation who is also a director or officer of Fidelity acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both the Corporation and Fidelity, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

            (a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Fidelity, shall belong to the Corporation, unless such opportunity is expressly offered to such person in a capacity other than such person's capacity as an officer of the Corporation, in which case it shall not belong to the Corporation;

            (b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Fidelity, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person's capacity as a director of the Corporation; and

            (c) a corporate opportunity offered to any person who is an officer of both the Corporation and Fidelity shall belong to the Corporation only if such opportunity is expressly offered to such person in such person's capacity as an officer of the Corporation.

Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any corporate opportunity of which the Corporation becomes aware.

            Section 6.4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

            Section 6.5. (a) For purposes of this Article VI, a director of any company who is the chairman of the board of directors of that company shall not be deemed to be an officer of the company solely by reason of holding such position.

            (b) The term "Corporation" shall mean, for purposes of this Article VI, the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term "Fidelity" shall mean, for purposes of this Article VI and of Article IX hereof, Fidelity National Financial, Inc., a Delaware corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation) in which it beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

            Section 6.6. Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article VI shall terminate, expire and have no further force and effect on the date that (a) Fidelity ceases to beneficially own Common Stock representing at least twenty percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors and (b) no person who is a director or officer of the Corporation is also a director or officer of Fidelity. Neither the alteration, amendment, termination, expiration or repeal of this Article VI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

                                  ARTICLE VII

                              REMOVAL OF DIRECTORS

            Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VII as one class.

                                  ARTICLE VIII

                              ELECTION OF DIRECTORS

            Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

                                   ARTICLE IX

                         WRITTEN CONSENT OF STOCKHOLDERS

            Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that at such time as Fidelity ceases to beneficially own more than fifty percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

                                   ARTICLE X

                                SPECIAL MEETINGS

            Special meetings of the stockholders of the Corporation for any purposes may be called at any time by a majority vote of the Board of Directors or the Chairman of the Board or Chief Executive Officer of the Corporation. Except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                   ARTICLE XI

                                    OFFICERS

            The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                  ARTICLE XII

                                    INDEMNITY

            The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                  ARTICLE XIII

                                    AMENDMENT

            The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this
Article XIII. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the provisions set forth in (a) Section 2.2 (except for Section 2.2(a)), Section 2.3, Section 3.1 (except for Section 3.1(a)) and Article IX of the Bylaws of the Corporation and (b) Articles V, VI, VII, IX, X and XIII of this Certificate of Incorporation, may not be repealed, altered, amended or rescinded, in whole or in part, nor a new Certificate of Incorporation be adopted, unless approved by a majority of the Board of Directors then in office and approved by holders of two-thirds of the votes entitled to be cast, voting as a single class, by holders of all outstanding capital stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                                  ARTICLE XIV

                              BUSINESS COMBINATIONS

            The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Incorporation on behalf of the Corporation this 12th day of October, 2005.

                                        FIDELITY NATIONAL TITLE GROUP, INC.



                                        By: /s/  Todd C. Johnson
                                            ------------------------------------
                                            Name:  Todd C. Johnson
                                            Title: Senior Vice President and
                                            Secretary